EMPLOYMENT AGREEMENT



THIS AGREEMENT is made and entered as of the 5th day of May 5, 1998 by and between Docucon, Incorporated, a corporation organized and existing under the laws of the State of Delaware ("Company"), and Michael C. Mooney, an individual residing in Virginia ("Employee").

It is the intent and purpose of the Company and Employee to specify in this Agreement the terms and conditions of Employee's employment with the company. In consideration of Employee's employment by Company, Employee agrees to the terms, conditions, and covenants of this Agreement.

This Agreement shall be effective on the date it is signed by Company and Employee and will be effective for 36 months from the signing date.

Employee is hereby employed as, and shall serve in the capacity of Senior Vice President, Federal Government Business Development. Employee shall have the duties and responsibilities normally performed by an executive officer in such position, and shall perform services commensurate with such position for Company. Employee shall report to the Chief Operating Officer of Company and shall perform services hereunder as directed by the Chief Operating Officer.

During the term of this Agreement Employee's primary business interest shall be the Company, and Employee shall devote such of his time, attention, skills, and energies as may be necessary to discharge his duties and responsibilities hereunder. Employee shall, in the performance of services hereunder, use his best efforts to serve and advance the interests of Company well and faithfully.

The compensation and other benefits payable to Employee under this Agreement are as stated in the Offer Letter dated April 15, 1998.

Employee represents, warrants, and agrees that: (i) Employee is not currently bound by any employment agreement, restriction or other obligation of any kind which would materially interfere with or be inconsistent with the services to be provided by Employee to Company hereunder, (ii) Employee shall not, during the term of this Agreement, become engaged as an employee, consultant, independent contractor or representative or in any other capacity which would materially interfere with the or be inconsistent with the services to be provided by Employee to Company hereunder, (iii) in no event and at no time shall Employee, whether during or after the term of this Agreement, disparage, denigrate or otherwise defame Company or the business, services, properties or assets, or any of the officers, directors, employees, agents or other representatives of Company to any person or entity

Employee shall, during the term of this Agreement, comply with all Company regulations and policies, including, without limitation, security regulations.

Employee acknowledges and agrees that in his employment by Company he occupies a position of trust and confidence and that during the term of his employment under this Agreement he will have access to and will become familiar with Company's Confidential Information. Employee further acknowledges and agrees that the Confidential Information, including any and all copies thereof, constitutes trade secrets of Company and is confidential and proprietary information of Company. Employee further acknowledges and agrees that he has no right, title, interest or claim in or to any of the Confidential Information or any copies thereof. Employee agrees to maintain the confidentiality of the Confidential Information and agrees that he will not take, or permit to be taken, any action with respect to the Confidential Information (or any portion thereof) which is inconsistent with the confidential and proprietary nature of such information. Employee agrees to take any and all steps reasonably necessary to protect the confidentiality of the Confidential Information and shall, upon termination of this Agreement, immediately return to Company all Confidential Information in Employee's possession or control, including, without limitation, any and all copies thereof.

During the term of this Agreement and for a period of one (1) year commencing upon the termination of this Agreement, Employee shall not, directly or indirectly, own, manage, operate, join, control or participate in, or be connected with, directly or indirectly, as an officer, owner, agent, director, employee, advisor, consultant, partner, or in any other capacity, any "Competitive Business". As used herein, the term "Competitive Business" shall mean and include any person, firm, corporation, or any other entity that offers services or products offered by Company or which it is reasonably anticipated will be offered by Company in the foreseeable future.

Employee acknowledges and agrees that the value of the Confidential Information and the success and long-term viability of Company depends largely upon Employees performance of his obligations under this Agreement.

Employee's employment is terminable, with or without cause, at the will of either Company or Employee upon the giving of 30 days' prior written notice by either party. If Employee's termination is voluntary or "for cause", Company shall discontinue Employee's compensation as of the effective date of the termination of Employee's employment. If Employee's termination is involuntary and/or without cause, including, without limitation, termination resulting from the death or mental or physical disability of Employee, Employee's regular base compensation shall continue to be paid for a period of eighteen (18) months from the effective date of termination of employment. For purpose of this Agreement, "for cause" shall mean:

            (a) Any willful or intentional act of Employee which has or will have the effect of injuring the reputation or business relationships of Company or its affiliates.

            (b) Employee's conviction of or entering a plea of nolo contendere to a charge of felony.

            (c) Employee's material breach of any of the terms, covenants or conditions contained in this Agreement; PROVIDED, HOWEVER, that with respect to any breach which can be effectively cured by some act of Employee, such termination of this Agreement shall be revoked if, within ten (10) days after receipt of notice of such breach from Company, Employee cures such breach to the reasonable satisfaction of Company or, if such cure cannot reasonably be accomplished within such ten (10) day period, if Employee initiates efforts to cure such breach
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            within such ten (10) day period and diligently pursues such cure efforts thereafter until such cure is accomplished; or

            (c) Employee's repeated or continuous failure, neglect or refusal to perform the duties specified in this Agreement.

From time to time, the Board of Directors may grant employee options to purchase shares of the Company's common stock. Such grants will vest to the employee over varying periods of time as stated specifically in each grant. In the event that a Change of Control of the Company occurs, all unvested grants will become fully vested on the effective date of the Change of Control. Change of Control is defined as; the acquisition of more than 50% of the Company's voting stock by another company or entity, or the replacement of a majority of the Board of Directors.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    DOCUCON, INCORPORATED

                                    BY: /S/ ALLAN H. HOBGOOD
                                            Allan H. Hobgood
                                            Chief Operating Officer

                                        /S/ MICHAEL C. MOONEY
                                            Michael C. Mooney